UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

By letter dated July 7, 2011, the independent registered public accounting firm of Puda Coal, Inc. (the “Company”), Moore Stephens, resigned, effectively immediately.  Moore Stephens served as the Company’s independent registered public accounting firm since July 19, 2005.

In its resignation letter, Moore Stephens informed the Audit Committee that the management representation letters provided to Moore Stephens by the Company in connection with the audits of the Company’s consolidated financial statements for the years ended December 31, 2009 and 2010 included representations that were materially inconsistent with the transfers of subsidiary ownership by the Company’s Chairman, Mr. Ming Zhao, which are currently subject to the investigation by the Audit Committee.  Moore Stephens has reached the conclusion that it is no longer able to rely on the representations of the Company’s management received in connection with its audits of the Company’s consolidated financial statements for the years ended December 31, 2009 and 2010.

The Company’s Audit Committee has discussed each of these items with Moore Stephens and has authorized Moore Stephens to respond fully to inquiries of the successor accountant, when hired, concerning the subject matter of each of these items. In response to the matters identified above, the Audit Committee will continue its investigation into the alleged unauthorized transactions by Mr. Zhao.

Moore Stephens’ audit reports on the financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was qualified as to uncertainty, audit scope or accounting principles.  During the Company’s two most recent fiscal years and subsequent interim period proceeding Moore Stephens’ resignation, there were no disagreements with Moore Stephens on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moore Stephens, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In its resignation letter dated July 7, 2011, Moore Stephens requested that the Company take immediate steps to make the necessary Form 8-K filing stating that further reliance should no longer be placed on its previously issued audit reports dated March 31, 2010 and March 16, 2011.  The above audit reports are related to the Company’s consolidated financial statements for the years ended December 31, 2009 and 2010.  The non-reliance request by Moore Stephens is based on its conclusion that it is no longer able to rely on the representations of the Company’s management received in connection with its audits of the Company’s above stated financial statements.  The Company’s Audit Committee has discussed with Moore Stephens the matters disclosed under this item.

A copy of Moore Stephens’ letter dated July 7, 2011 is filed as Exhibit 7.1 to this report on Form 8-K and is incorporated herein as so filed.  The summary of the letter in this report is modified and supplemented by such exhibit.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Moore Stephens with a copy of this report on Form 8-K and requested Moore Stephens to furnish to the Company as promptly as possible a letter addressed to the Securities and Exchange Commission stating whether Moore Stephens agrees with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects in which it does not agree.  The Company will amend this report on Form 8-K by filing such letter from Moore Stephens as an exhibit to be filed on Form 8-K no later than two business days after the Company’s receipt of the letter.

Item 8.01 Others

On June 24, 2011, the Company issued a press release announcing its receipt of notice from NYSE Amex (the “Exchange”) of a failure to satisfy certain of the Exchange’s continued listing standards and filed a related report on Form 8-K.  In the press release and Form 8-K, the Company stated that it must submit a plan of compliance by July 5, 2011.  Such submission deadline has been subsequently extended by the Exchange to July 15, 2011.  The Company is currently considering its responses to the Exchange.

On April 29, 2011, the Company issued a press release and filed a related Form 8-K announcing that it has received a preliminary buy-out proposal from Chairman of the Board, Mr. Ming Zhao and that an Independent Committee of the Board was authorized by the Board to review and evaluate Mr. Zhao’s buy-out proposal and, if appropriate, negotiate its terms and take any other actions in connection therewith.  In addition, the Independent Committee has retained financial advisors in connection with the proposed buy-out.  Mr. Zhao has reiterated his desire to proceed with his proposed buy-out of the Company and has indicated that he will provide a draft merger agreement to the Independent Committee later in the week.  Mr. Zhao has also provided certain documents to the Audit Committee in support of its investigation, and has indicated that he will provide additional documentation in the coming days.  Neither the Company nor the Independent Committee can provide any assurances that a transaction will be formally proposed, or that if proposed, a definitive agreement will be executed or approved or that a transaction will be consummated or the timing of such.

On July 12, 2011, the Company issued a press release announcing the following matters: the resignation of Moore Stephens and non-reliance of its audit reports for fiscal years 2009 and 2010; the extension of the submission deadline of the plan of compliance to NYSE Amex; and the continuation of the buy-out discussion.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(99)	Exhibits

The exhibits listed in the following Exhibit Index are filed or furnished as part of this report.

Exhibit No.	Description

7.1	Letter from Moore Stephens dated July 7, 2011 (filed in redacted form since confidential treatment is requested pursuant to Rule 24b-2 for certain portions hereof)
99.1	Press Release dated July 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: July 13, 2011	By:
/s/ Qiong Wu
Qiong Wu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

7.1	Letter from Moore Stephens dated July 7, 2011 (filed in redacted form since confidential treatment is requested pursuant to Rule 24b-2 for certain portions hereof)
99.1	Press Release dated July 12, 2011